                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 240.14a-12

                        Highlands Insurance Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
    ------------------------------------------

  2) Aggregate number of securities to which transaction applies:
    ------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------

  4) Proposed maximum aggregate value of transaction:
    ------------------------------------------

  5) Total fee paid:
    ------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
    ------------------------------------------

  2) Form, Schedule or Registration Statement No.:
    ------------------------------------------

  3) Filing Party:
    ------------------------------------------

  4) Date Filed:
    ------------------------------------------

                               ----------------

                                PROXY STATEMENT

                                  FOR THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 7, 2001

                               ----------------

                        Highlands Insurance Group, Inc.

                        HIGHLANDS INSURANCE GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On December 7, 2001

To the Stockholders of Highlands Insurance Group, Inc.:

   NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), will be held at the home office of the Company, 1000 Lenox Drive, Lawrenceville, New Jersey 08648, on Friday, December 7, 2001, at 10:00 a.m., local time, for the following purposes:

     (1) to elect three Class III directors, each to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified;

     (2) to ratify the appointment of independent public accountants for the Company and its subsidiaries for 2001; and

     (3) to transact such other business, if any, as may properly come before the Meeting or any adjournment or postponement thereof.

   The Board of Directors of the Company has fixed the close of business on October 24, 2001, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of the Company's Common Stock represented by such proxies will be voted at the Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted in favor of proposal 2 described above and in favor of the Board of Directors' nominees for directors.

   Further information regarding the Meeting is set forth in the accompanying Proxy Statement.

   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND PREFER TO VOTE IN PERSON.

By Order of the Board of Directors,

Stephen L. Kibblehouse
Vice President and Secretary
November 5, 2001

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                  THE MEETING

Time, Date and Place of the Meeting

   This Proxy Statement is furnished to the stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"), and at any adjournment or postponement thereof, to be held on Friday, December 7, 2001, at 10:00 a.m., local time, at 1000 Lenox Drive, Lawrenceville, New Jersey 08648.

   The Company's principal executive office is located at 1000 Lenox Drive, Lawrenceville, New Jersey 08648. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to stockholders of the Company is November 5, 2001.

Purpose of the Meeting

   At the Meeting, the holders of shares of the Company's Common Stock (the "Common Stock") will be asked to consider and vote upon (i) the election of three persons to serve on the Board of Directors of the Company as Class III directors, each for a three-year term; (ii) a proposal to ratify the Board of Directors' appointment of KPMG LLP as independent certified public accountants for the Company and its subsidiaries for 2001; and (iii) such other proposals as may properly come before the Meeting or any adjournment or postponement thereof.

Record Date and Outstanding Shares

   The Board of Directors of the Company has fixed the close of business on October 24, 2001 (the "Record Date") as the date for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

   On the Record Date, there were approximately 11,487 holders of record of Common Stock with 13,228,688 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Stock Ownership of Certain Beneficial Owners and Management" for information regarding persons known to the management of the Company to be the beneficial owners of more than 5% of the outstanding Common Stock.

Voting and Revocation of Proxies

   All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted (i) FOR the Board of Directors' nominees for directors and (ii) FOR the proposal to ratify the Board of Directors' appointment of KPMG LLP as the Company's independent certified public accountants for 2001. If any other matters should properly come before the Meeting, the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. At the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement.

   As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders will be kept private by the Company. Such documents are available for examination only by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote at the meeting.

   A stockholder of the Company who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company, as appropriate, stating that the proxy is revoked or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive office, 1000 Lenox Drive, Lawrenceville, New Jersey 08648, attention Secretary.

Quorum; Vote Required

   The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under the Amended and Restated Bylaws of the Company and applicable laws and regulations, the affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, is required for the approval of each of the proposals to be considered and voted upon at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are counted as negative votes in tabulations of the votes cast on proposals presented to stockholders, other than the election of directors. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to the proposals in this proxy statement will not be considered votes cast and accordingly will not affect the determination as to whether a majority of votes cast has been obtained with respect to a particular matter. With respect to the election of directors, the nominees, up to the number of directors to be elected, receiving the highest number of votes cast by the holders of Common Stock represented at the Meeting, in person or by proxy, will be elected.

Solicitation of Proxies

   The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and telegraph. The Company has arranged for Mellon Investor Services to solicit proxies in such manner at an estimated cost of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians and other nominees or fiduciaries to beneficial owners of Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection with such distribution.

Annual Report

   The Company's 2000 Annual Report which includes the Company's 2000 annual report to the Securities and Exchange Commission on Form 10-K, was previously mailed to the Company's stockholders on or around May 15, 2001. The 2000 Annual Report contains a description of the Company's business during 2000, together with the audited financial statements of the Company. To obtain a free copy of the Company's 2000 Annual Report, please send a written request to General Counsel, Highlands Insurance Group, Inc., 1000 Lenox Drive, Lawrenceville, New Jersey 08648.

Forward Looking Information

   The statements included in this Proxy Statement and 2000 Annual Report regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, the uncertainties relating to changes in property and casualty reserves; catastrophe losses; premium growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; the outcome of various litigation matters and administrative proceedings; general economic and market conditions; and other risks and uncertainties described in this Proxy Statement and 2000 Annual Report and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to persons or groups who, to the Company's knowledge, beneficially own, or have the right to acquire within 60 days of October 24, 2001, more than five percent of the Common Stock.

                                                     Amount and
                                                      Nature of
                                                     Beneficial    Percent of
       Name and Address of Beneficial Owner        Ownership(1)(2) Class(1)(2)
       ------------------------------------        --------------- -----------
Insurance Partners, L.P. (3)......................    4,568,759(4)    25.6%
 201 Main Street
 Fort Worth, TX 76102
Insurance Partners Offshore (Bermuda), L.P. (5)...    2,518,009(6)    16.0%
 Cedar House
 41 Cedar Avenue
 P.O. Box HM1179
 Hamilton, Bermuda
Waveland Partners (7).............................    1,366,000       10.3%
 333 West Wacker Dr.
 Suite 1600
 Chicago, IL 60606
FMR Corp. (8).....................................    1,343,390       10.2%
 82 Devonshire Street
 Boston, MA 02109
Dimensional Fund Advisors Inc. (9)................      941,510        7.1%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Willis T. King, Jr. (10)..........................      926,774        6.9%
 1000 Lenox Drive
 Lawrenceville, NJ 08648
Richard M. Haverland (11).........................      825,285        5.9%
 160 Coquille Way
 Vero Beach, FL 32963
Royce & Associates, Inc. (12).....................      818,600        6.2%
 1414 Avenue of the Americas
 New York, NY 10019
Clayton Management Company (13)...................      800,000        6.0%
 John D. Weil
 200 N. Broadway, Suite 825
 St. Louis, MO 63102
Blavin & Company, Inc. (14).......................      693,161        5.2%
 8800 North Gainey Center Drive, Suite 260
 Scottsdale, AZ 85258

--------
(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.
(2) Based on 13,228,688 shares of Common Stock outstanding at the close of business on October 24, 2001.
(3) The general partner of Insurance Partners, L.P. is Insurance GenPar L.P., a Delaware limited partnership; the general partner of the latter is Insurance GenPar MGP, L.P., a Delaware limited partnership; and the general partner of the latter is Insurance GenPar MGP, Inc., a Delaware corporation. Robert A. Spass (a director of the Company) owns 40% of the voting stock of Insurance Genpar MGP, Inc., and Steven Gruber and Daniel Doctoroff each owns 30% of such voting stock.
(4) Represents the number of shares of Common Stock issuable upon conversion of the Company's 10% Convertible Subordinated Debentures due December 31, 2005 (the "Debentures") and exercise of the Company's Common Stock Subscription Warrants, Series A (the "Series A Warrants") owned of record by Insurance Partners, L.P.

(5) The general partner of Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda") is Insurance GenPar (Bermuda), L.P., a Bermuda limited partnership; the general partner of the latter is Insurance GenPar (Bermuda) MGP, L.P.; and the general partner of the latter is Insurance GenPar (Bermuda) MGP, Ltd., a Bermuda corporation. Robert A. Spass (a director of the Company) owns 40% of the voting stock of Insurance GenPar (Bermuda) MGP, Ltd. and Steven Gruber and Daniel Doctoroff each owns 30% of such voting stock.
(6) Represents the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Series A Warrants owned of record by IP Bermuda. Shares acquirable by IP Bermuda upon conversion or exercise of Debentures or Series A Warrants will be Series B Common Stock, which have reduced voting rights until such shares are transferred by IP Bermuda or the occurrence of certain events.
(7) Represents shared beneficial ownership by the following related entities:
    Waveland International, Ltd., a Cayman Island exempted company, Waveland Partners, L.P., an Illinois limited partnership, Waveland Capital Management, L.P., an Illinois limited partnership, Clincher Capital Corporation, an Illinois corporation, Waveland Capital Management, LLC, an Illinois limited liability company and Waveland Partners, Ltd., a Cayman Islands exempted company.
(8) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment advisor is the beneficial owner of 1,329,060 shares or 9.726% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies (the "Fidelity Funds"). The ownership of one investment company, Fidelity Equity-Income Fund, amounted to 787,590 shares or 5.763% of the Common Stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity and the funds each has sole power to dispose of the 1,329,060 shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward
    C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 14,330 shares or 0.104% of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 14,330 shares and sole power to vote or to direct the voting of 14,330 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and an investment adviser, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As such, FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc.
(9) Dimensional Fund Advisors Inc., an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by such funds. All securities are owned by such funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.
(10) Mr. King is the Chairman and Chief Executive Officer of the Company and its subsidiaries. The shares beneficially owned were acquired as follows:
     534,546 shares privately purchased; 250,000 shares granted pursuant to the Company's 1997 Restricted Stock Plan; 140,000 shares issuable pursuant to stock options; and 2,228 shares acquired through participation in the Company's 401(k) Plan.
(11) Mr. Haverland is a Director of the Company. The shares beneficially owned were acquired as follows: 259,003 issuable pursuant to warrants; 253,712 shares issuable pursuant to the Debentures; 300,000 shares issuable pursuant to stock options; and 12,570 shares acquired through the Employee Stock Purchase Plan.
(12) Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") are investment advisors registered under Section 203 of the Investment Advisors Act of 1940. Royce is the beneficial owner of 814,800 shares of the Common Stock outstanding of the Company; RMC beneficially owns 3,800 shares of the Common Stock outstanding of the Company. Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and, as such, may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Royce and RMC. Mr. Royce does not own any shares of the Company outside of Royce and RMC, and disclaims all beneficial ownership of the shares held by Royce and RMC.

(13) Based on a Schedule 13G filed on February 16, 2001, these shares are held as follows: 760,000 shares held by Woodbourne Partners, L.P. ("Woodbourne"), a Missouri Limited Partnership; 40,000 shares held by Forsyth Joint Venture ("Forsyth"), a joint venture among three charitable foundations governed under Missouri Law. Clayton Management Company ("Clayton") is the general partner of Woodbourne and the manager of Forsyth and has authority to vote, direct the vote, dispose or direct the disposition of shares held by Woodbourne and Forsyth. John D. Weil ("Weil") is the sole director and sole shareholder of Clayton. Weil and certain of his family members are the Trustees of the charitable foundations that formed Forsyth. As such, Weil has authority to vote, direct the vote, dispose or direct the disposition of shares held by Woodbourne and Forsyth.
(14) Shares reported are beneficially owned by investment adviser Blavin & Company, Inc. ("BCI"), Paul W. Blavin as principal, and four institutional clients for which BCI acts as investment advisor.

   The following table sets forth information with respect to the numbers of shares of Common Stock that the following persons beneficially own, or have the right to acquire within 60 days of October 24, 2001: (i) each director of the Company, (ii) each executive officer of the Company named in the table entitled "Summary Compensation Table" and (iii) all executive officers and directors of the Company as a group at October 24, 2001:

                                             Amount and
                                             Nature of
                                             Beneficial             Percent of
Name                                        Ownership(1)             Class(1)
----                                        ------------            ----------
Willis T. King, Jr.........................    926,774(2)(6)            6.9%
Richard M. Haverland.......................    825,285(3)(5)            5.9%
Robert A. Spass............................      -- (4)                   *
Bradley E. Cooper..........................      3,000(4)                 *
W. Bernard Pieper..........................     19,586                    *
Philip J. Hawk.............................     14,056                    *
Robert W. Shower...........................     13,556                    *
Rufus J. Williams, III.....................      6,143                    *
Charles J. Bachand.........................     72,923(3)(5)(6)           *
John W. Cowley.............................     28,531(5)(6)              *
Stephen J. Greenberg.......................     16,076(2)(5)              *
Stephen L. Kibblehouse.....................      6,869(2)(5)(6)           *
All Directors and executive officers as a
 group (12 persons)........................  1,932,799(2)(3)(5)(6)     13.5%

--------
*  Less than 1%.
(1) Based on 13,228,688 shares of Common Stock outstanding at the close of business on October 24, 2001.
(2) Includes 250,000 shares issued to Mr. King, 6,461 shares issued to Mr. Greenberg and 641 shares issued to Mr. Kibblehouse under the 1997 Restricted Stock Plan. See "Executive Officers--Executive Compensation."
(3) Includes the following numbers of shares of Common Stock issuable upon exercise of the Series A Warrants and the Company's Common Stock Subscription Warrants, Series A-2 Warrants and conversion of the Debentures and the Company's 10% Convertible Subordinated Debentures due December 31, 2005, Series 2, respectively, held by: Richard M. Haverland-- 126,343, 132,660, 123,762 and 129,950 shares; and Charles J. Bachand--
    12,003, 12,003, 11,757 and 11,757 shares.
(4) Does not include shares owned beneficially by Insurance Partners, L.P. and IP Bermuda. See the prior table under "Stock Ownership of Certain Beneficial Owners and Management."
(5) Includes the following shares issuable pursuant to stock options currently exercisable or exercisable within 60 days: Mr. King--140,000; Mr. Haverland--300,000; Mr. Bachand--24,000; Mr. Greenberg--1,000; Mr. Cowley--20,000; and Mr. Kibblehouse--4,832 shares.
(6) Includes shares beneficially owned as a result of participation in the Company's 401(k) Plan.

                         ITEM 1--ELECTION OF DIRECTORS

   The Board of Directors of the Company consists of eight directors divided into three classes serving staggered terms of three years each. Five of the Company's current directors are serving in Class I or Class II with terms that continue beyond the Meeting and such directors are not subject to election at the Meeting. The three Class III directors are nominees for reelection at the Meeting.

   Each of the Class III directors to be elected at the Meeting will serve a term of three years to expire at the 2004 Annual Meeting of Stockholders of the Company and until his successor is elected and qualified. The nominees, up to the number of directors to be elected, receiving the highest number of votes cast by holders of Common Stock, in person or by proxy, will be elected.

   Proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Meeting for the election of Robert A. Spass, Bradley E. Cooper and Rufus J. Williams as Class III directors. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve or otherwise be unavailable as a nominee at the time of the Meeting, in such event the proxies will be voted in accordance with the authority granted therein for such other candidate or candidates as may be nominated by the Board of Directors of the Company.

   The Board of Directors recommends a vote FOR the election of each of the director nominees.

   Further information concerning the nominees for election as directors at the Meeting and the directors continuing in office, including their business experience during the past five years, appears below.

Nominees for Class III Directors With Terms of Office Expiring at the 2004 Annual Meeting of Stockholders

   Name of Nominees for Class III       Business Experience During Past Five
             Directors              Age Years and Other Information
   ------------------------------   --- ---------------------------------------
 Robert A. Spass (1)..............   45 Deputy Chairman of the Board of Capital
                                         Z Management, LLC and Capital Z
                                         Partners, Ltd., 1998 to present;
                                         Managing Partner of Insurance Partners
                                         Advisors, L.P., 1994 to present;
                                         President and Chief Executive Officer
                                         of International Insurance Advisors,
                                         Inc., 1990-1994. In addition to
                                         holding directorships in non-public
                                         companies, Mr. Spass is a director of
                                         SNTL Corp., Ceres Group, Inc., Aames
                                         Financial Corporation and Universal
                                         American Financial Corporation. Mr.
                                         Spass is currently a director of the
                                         Company.
 Bradley E. Cooper (1)............   35 Senior Vice President of Capital Z
                                         Management, LLC and Capital Z
                                         Partners, Ltd., 1998 to present;
                                         Partner of Insurance Partners
                                         Advisors, L.P., 1994 to present; Vice
                                         President of International Insurance
                                         Advisors, Inc., 1990- 1994. In
                                         addition to holding directorships in
                                         non-pubic companies, Mr. Cooper is a
                                         director of SNTL Corp., Ceres Group,
                                         Inc. and Universal American Financial
                                         Corporation. Mr. Cooper is currently a
                                         director of the Company.
 Rufus J. Williams, III...........   53 Private investor, 1999 to present;
                                         Chairman of Montgomery & Collins, 1998
                                         to 1999; Director of Johnson &
                                         Higgins/Marsh & McLennan, 1967 to
                                         1997. Mr. Williams is currently a
                                         director of the Company, having been
                                         elected by the Board in July 2000 to
                                         fill the vacancy resulting from the
                                         resignation of Kenneth Crews.

Continuing Class I Directors With Terms of Office Expiring at the 2002 Annual Meeting of Stockholders

                                        Business Experience During Past Five
     Name of Class I Directors      Age Years and Other Information
     -------------------------      --- ---------------------------------------
 W. Bernard Pieper................   69 Self-employed investor, 1996 to
                                         present; Vice Chairman of Halliburton
                                         Co., 1992 to 1996. Mr. Pieper is a
                                         director of NCI Building Systems, Inc.
                                         and OSCA, Inc.
 Philip J. Hawk...................   47 Chairman and Chief Executive Officer of
                                         Team, Inc., 1998 to present; President
                                         and Chief Executive Officer of EOTT
                                         Energy Partners, L.P., 1993 to 1998.
                                         Mr. Hawk is a director of Team, Inc.

Continuing Class II Directors with Terms of Office Expiring at the 2003 Annual
Meeting of Stockholders

                                        Business Experience During Past Five
     Name of Class II Directors     Age Years and Other Information
     --------------------------     --- ---------------------------------------
 Willis T. King, Jr...............   57 Chairman and Chief Executive Officer of
                                         the Company, June 1, 1999 to present;
                                         Vice Chairman, Guy Carpenter & Co.,
                                         Inc., March 1997 to May 1999; Chairman
                                         & Chief Executive Officer, Willcox
                                         Inc. Reinsurance, March 1984 to March
                                         1997. Mr. King is a director of SCPIE
                                         Holdings, Inc.
 Richard M. Haverland (1).........   60 Retired, 1999 to present; Insurance
                                         Consultant, December 1994 to 1999;
                                         Chairman, President and Chief
                                         Executive Officer of the Company,
                                         January 1996 to June 1, 1999.
 Robert W. Shower.................   64 Retired, 1996 to present; Executive
                                         Vice President and Chief Financial
                                         Officer, Seagull Energy Corporation,
                                         1994 to April 1996. Mr. Shower is a
                                         director of Lear Corporation, Edge
                                         Petroleum Corporation and Nuevo Energy
                                         Company.

--------
(1) The Debentures obligate the Company to nominate, and recommend the election of, persons designated by a majority in interest of the holders of the Debentures so that the number of persons so designated will at all times constitute, if elected, at least 28% of the Board of Directors. Messrs. Haverland, Spass and Cooper were so elected to the Board of Directors of the Company.

Compensation of Directors

   Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any committee thereof. Directors who are not employees of the Company ("Non-Employee Directors"), other than Messrs. Spass, Haverland and Cooper, receive a retainer fee of $10,000, payable annually, as well as a fee of $1,000 per day for attendance at meetings of the Board and any committee meetings held on the same day as a Board meeting and a fee of $750 per day for attendance at committee meetings not held on the same day as a Board meeting. In addition, all Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with traveling to any Board or committee meeting. Pursuant to an agreement described below, Insurance Partners designated directors do not receive compensation as Directors in the form of cash or stock and, accordingly, although they are not employees of the Company, the term Non-Employee Directors defined above is deemed not to include them. Each Non-Employee Director of the Company as of January 1996 was granted an option to purchase 10,000 shares of Common Stock under the 1995 Directors' Stock Plan (the "Directors Plan"). Moreover, under the Directors Plan, commencing with the first annual meeting of the Board of Directors of the Company after January 1996, and at each annual meeting thereafter, each Non-Employee Director is automatically granted shares of Common Stock having a fair market value at the time of grant of $10,000.

   During 2000, the Company conducted a survey of director compensation. The results of the survey indicated that the Company's compensation of its Non-Employee Directors (which had not been adjusted since 1996) was below average for public companies of similar size. At its October 31, 2000 meeting, the Board voted to increase the compensation of directors to the following amounts: $10,000 retainer fee; $12,500 common stock award; $1,100 per day Board meeting fee and $800 per day committee meeting fee (if not on same day as a Board meeting); and reimbursement of reasonable out-of-pocket expenses incurred in connection with traveling to any Board or committee meeting.

   The purposes of the Directors Plan are to (i) encourage the Directors to own shares of Common Stock and thereby align their interests more closely with the interests of other stockholders of the Company, (ii) encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals and continuing success, and (iii) provide a financial incentive that will help attract and retain the most qualified Directors. Pursuant to the Directors Plan, the Company may grant options and issue stock with respect to an aggregate of up to 550,000 shares. No individual will receive more than 300,000 shares of Common Stock in the aggregate upon the issuance of stock and the exercise of options granted under the Directors Plan. Options granted under the Directors Plan are non-qualified stock options ("Options") and shares of Common Stock issued under the Directors Plan are from authorized and unissued shares.

   An agreement among the Company, Insurance Partners, L.P. ("IP") and IP Bermuda provides that, in the event of election of certain individuals associated with IP and IP Bermuda to the Board of Directors pursuant to the terms of the Investment Agreement among the Company, Halliburton Company and the Investors therein dated October 10, 1995 and the Debentures, such individuals will not be entitled to participate in the Directors Plan or any similar plan.

   Except for Options granted to Mr. Haverland in 1996, Options granted under the Directors Plan vest and become exercisable as to 33 1/3%, 66 2/3% and 100% of the shares of Common Stock subject thereto on each of the first, second and third anniversaries of the Option grant. Options granted under the Directors Plan to Mr. Haverland vested and became exercisable as to 25%, 50%, 75% and 100% of the shares of Common Stock subject thereto on each of the first, second, third and fourth anniversaries, respectively, of the Option grant. Each Option is evidenced by a stock option agreement which may contain such terms and conditions as may be determined by the Compensation Committee and are not inconsistent with the Directors Plan. The term of an Option is ten years from the date of grant. During a Directors' lifetime, an Option granted pursuant to the Directors Plan will be exercisable only by the Director. The Option will not be transferable by a Director other than by will or the laws of descent and distribution. Messrs. Hawk, Pieper and Shower were each issued 1,230 shares of Common Stock and Mr. Williams was issued 1,143 shares of Common Stock under the Directors Plan in 2000.

Committees of Board of Directors

   The Board of Directors has the following standing committees:

   Audit Committee. The functions of the Audit Committee include: recommendations to the Board of Directors regarding the appointment of independent auditors; approval of the scope of the annual audit by the independent auditors; examination, reviews of, and recommendations to the Board of Directors regarding the Company's financial policies and accounting systems and controls; and approval of the duties and compensation of the independent auditors, both with respect to audit and non-audit services. The Committee also reviews the Company's compliance with its code of business conduct. The Committee meets from time to time with the independent auditors outside the presence of Company management or other employees to discuss matters of concern, receive recommendations or suggestions for change and exchange relevant views and information. The Audit Committee consists of four Non-Employee Directors: Messrs. Hawk, Pieper, Williams and Shower (Chairman). The Committee met three times in 2000.

   Compensation Committee. Duties of the Compensation Committee include developing and approving an overall compensation philosophy consistent with corporate objectives and stockholder interests; acting as a salary and promotions committee with respect to officers of the Company and certain officers of subsidiaries; administering and granting options pursuant to the Stock Option Plan; administering and making awards under Company incentive plans; and acting as a committee for administration of other forms of non-salary compensation. The Compensation Committee consists of Messrs. Hawk, Pieper, Williams and Spass (Chairman). No member of the committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2000, nor was any member formerly an officer of the Company or any of its subsidiaries. The Committee met four times in 2000.

   Investment Committee. Duties of the Investment Committee include reviewing and making recommendations to the Board of Directors regarding the nature and composition of the investments of the Company in all forms of financial securities and obligations, denominated in any and all currencies, issued by banks or companies domiciled inside or outside of the United States of America, including, but not limited to, stocks, bonds, notes, certificates of deposit and non-negotiable time deposits. The Investment Committee consists of the Messrs. Cooper, King and Shower (Chairman). The Committee met once in 2000.

   Special Committee. A Special Committee was formed by the Board of Directors of the Company on March 29, 2001 in connection with the Company's exploration of engaging in one or more transactions, including without limitation one or more of the following: a merger, consolidation or sale of all or a portion of its business or assets; an acquisition of another company or business; obtaining an investment in the Company; a joint venture or other joint endeavor (including creating a new entity to effect any such venture or endeavor); a strategic or other transaction (a "Transaction"). The Special Committee was formed to avoid potential conflicts of interest. The Company may not take any action with respect to a proposed Transaction unless such proposed Transaction is recommended for approval to the full Board of Directors of the Company by the Special Committee evidenced by a resolution duly adopted by the Special Committee. The powers and authorities of the Special Committee include to retain independent legal, accounting, actuarial or other advisors to advise the Special Committee in connection with any proposed Transaction; to obtain reports (including without limitation one or more fairness opinions) concerning proposals for one or more Transactions; to cause its financial advisors to solicit indications of interest from one or more persons or entities with respect to engaging in a Transaction; to negotiate the form, terms and provisions of any proposed Transaction; to consider and approve or disapprove any and all agreements (subject to the ultimate authority of the full Board of Directors of the Company, upon recommendation of the Special Committee, to approve any definitive agreement in connection with any Transaction) related to a proposed Transaction; and to recommend to the full Board of Directors of the Company the approval or disapproval of any proposed Transaction. The Company has retained two independent investment advisors to advise the Special Committee in connection with any proposed Transaction. The Special Committee consists of four Non-Employee Directors: Messrs. Hawk, Pieper, Williams and Shower.

   The Board of Directors of the Company may, from time to time, establish other committees to facilitate its work. The Company does not have a Nominating Committee; the Board of Directors nominates persons for election as directors.

   The Board of Directors met four times in 2000.

                               EXECUTIVE OFFICERS

General

   Set forth below are the names, ages and titles of the executive officers of the Company:

                                         Title and Business Experience During
                Name                Age             Past Five Years
                ----                --- --------------------------------------
 Willis T. King, Jr...............   57 Chairman, President (until May 2000)
                                         and Chief Executive Officer of the
                                         Company, June 1, 1999 to Present; see
                                         also "Election of Directors--
                                         Continuing Class II Directors with
                                         Terms of Office Expiring at the 2003
                                         Annual Meeting of Stockholders" for
                                         additional information regarding his
                                         business experience.
 John W. Cowley...................   55 President and Chief Operating Officer
                                         of the Company and its subsidiaries,
                                         May 2000 to present; Executive Vice
                                         President, Operations of the
                                         subsidiaries of the Company, January
                                         2000 to April 2000; President,
                                         Residual Market Division, National
                                         Council on Compensation Insurance,
                                         Inc., January 1999 to January 2000;
                                         Owner/Insurance Consultant, Cowley &
                                         Associates, Inc., July 1998 to
                                         present; Vice President, Guy
                                         Carpenter & Co., Inc., April 1994 to
                                         July 1998.
 Charles J. Bachand...............   49 Vice President and Treasurer of the
                                         Company, November 1993 to present;
                                         Senior Vice President and Chief
                                         Financial Officer of the subsidiaries
                                         of the Company, November 1993 to
                                         present.
 Stephen L. Kibblehouse...........   46 Vice President, General Counsel and
                                         Secretary of the Company, May 2000 to
                                         present; Senior Vice President,
                                         General Counsel and Secretary of the
                                         subsidiaries of the Company, May 2000
                                         to present; Senior Vice President,
                                         Assistant General Counsel and
                                         Assistant Secretary of the
                                         subsidiaries of the Company, May 1997
                                         to April 2000; Senior Vice President,
                                         Assistant General Counsel and
                                         Assistant Secretary of American
                                         Reliance, Inc. (formerly Vik Brothers
                                         Insurance, Inc.), June 1995 to April
                                         2000.
 Stephen J. Greenberg.............   60 Vice President and Secretary of the
                                         Company, May 1997 to April 30, 2000
                                         (Mr. Greenberg retired from the
                                         Company on April 30, 2000); Executive
                                         Vice President and General Counsel of
                                         the subsidiaries of the Company, May
                                         1997 to April 2000; Executive Vice
                                         President, General Counsel and
                                         Assistant Secretary of American
                                         Reliance, Inc. (formerly Vik Brothers
                                         Insurance, Inc.), January 1993 to
                                         April 1997.

Executive Compensation

   Summary Compensation Table. The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries during each of the last three years of those persons who were the Company's Chief Executive Officer and its other executive officers during 2000 (collectively, the "named executive officers"):

                          Summary Compensation Table

                                                                         Long-Term
                                       Annual Compensation              Compensation
                                ---------------------------------  -------------------------
                                                                   Restricted    Securities
   Name and Principal                                Other Annual    Stock       Underlying        All Other
        Position          Years Salary ($) Bonus ($) Compensation  Award ($)     Options (#)  Compensation ($)(1)
   ------------------     ----- ---------- --------- ------------  ----------    -----------  -------------------
Willis T. King, Jr......  2000   $455,230  $210,000          --            --      120,000          $ 5,100
 Director, Chairman and
 Chief                    1999   $254,692  $210,000          --    $2,750,000(2)   150,000               --
 Executive Officer of
 the Company
John W. Cowley..........  2000   $282,212        --    $116,506(3)         --       60,000          $ 4,875
 President and Chief
 Operating Officer of
 the Company
Charles J. Bachand......  2000   $240,615        --    $    663(3)         --           --          $ 5,100
 Vice President and
 Treasurer                1999   $188,500        --    $ 85,436(3)         --        6,000          $ 3,360
 of the Company           1998   $182,500  $ 10,000          --            --           --          $14,325
Stephen L. Kibblehouse..  2000   $199,707  $  6,500          --            --        7,500          $ 5,100
 Vice President, General
 Counsel and Secretary
 of the Company
Stephen J.
 Greenberg(5)...........  2000   $119,620        --          --            --           --          $ 4,151
 Vice President and
  Secretary               1999   $300,000        --          --    $   85,608(2)    24,000(4)       $ 5,000
 of the Company           1998   $300,000  $  5,000          --            --           --          $11,400

--------
(1) The amounts shown for Messrs. King, Cowley, Bachand, Greenberg and Kibblehouse are matching and profit sharing contributions under 401(k) plan.
(2) Represents the market price of shares issued under the Restricted Stock Plan at time of issuance, see "Restricted Stock Plan." The Restricted Stock award to Mr. Greenberg in 1999 was in exchange for the Restricted Shares issued to him in 1997. The value of Mr. King's 250,000 Restricted Shares at December 31, 2000 was $2,250,000; and the value of Mr. Greenberg's 6,461 Restricted Shares at December 31, 2000 was $58,149.
(3) Amounts paid to Messrs. Cowley and Bachand represent reimbursement of relocation expenses.
(4) Represents options to purchase 22,500 shares of Common Stock issued in exchange for options to purchase 30,000 shares, pursuant to an exchange offer conducted in 1999, and options to purchase an additional 1,500 shares issued in 1999.
(5) Mr. Greenberg retired from the Company on April 30, 2000.

   Stock Option Grants in the Last Fiscal Year. The following table sets forth certain information with respect to stock options to purchase shares of the Company's Common Stock that were granted to each of the named executive officers during 2000.

                       Option Grants in Last Fiscal Year

                                          Individual Grants
                            ---------------------------------------------
            (a)                (b)          (c)         (d)       (e)         (f)           (g)
                                                                          Potential Realizable Value
                            Number of    % of Total                            of Assumed Annual
                            Securities    Options     Exercise              Appreciation for Option
                            Underlying   Granted to   or Base                       Term(2)
                             Options     Employees     Price   Expiration ---------------------------
           Name             Granted(1) in Fiscal Year ($/Sh.)     Date       5% ($)       10% ($)
           ----             ---------- -------------- -------- ---------- ------------ --------------
 Willis T. King, Jr......    120,000        39.7        8.13     5/9/10        613,550      1,554,885
 John W. Cowley..........     50,000        16.6        8.13    2/28/10        295,646        647,857
                              10,000         3.3        8.13     5/9/10         51,129        129,571
 Stephen L. Kibblehouse..      7,500         2.5        8.13     5/9/10         38,347         97,178

--------
(1) These options were granted at an exercise price equal to the per share market value of the Common Stock on the grant date. The options become exercisable 33 1/3% each year beginning one year after the date of grant.
(2) The potential realizable value is calculated based on the term of the option (ten years) at its date of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; however, the optionee will not actually realize any benefit from the option unless the market value of the Company's Common Stock in fact increases over the option price.

   Option Exercises and Year-End Option Holdings. The following table summarizes the number and value of the unexercised options to purchase Common Stock held by the named executive officers at December 31, 2000. None of the named executive officers exercised options during 2000.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                          Number of Shares of Common
                               Stock Underlying              Value of Unexercised In-
                          Unexercised Options Held at        The-Money Options Held at
                               December 31, 2000                 December 31, 2000
                          -------------------------------    -------------------------
          Name            Exercisable      Unexercisable     Exercisable Unexercisable
          ----            -------------    --------------    ----------- -------------
Willis T. King, Jr......           49,500            220,500     $ 0       $104,400
John W. Cowley..........                0             60,000     $ 0         52,300
Charles J. Bachand......           22,000              4,000     $ 0              0
Stephen L. Kibblehouse..            1,441             17,059     $ 0          6,525
Stephen J. Greenberg....              664             23,336     $ 0              0

   Restricted Stock Plan. In 1997, the Company adopted the 1997 Restricted Stock Plan (the "Restricted Stock Plan"), which authorized grants of up to 100,000 shares of restricted Common Stock (the "Restricted Shares") to officers of the Company's subsidiaries selected by the Compensation Committee. In 1999, the Restricted Stock Plan was amended (i) to permit participants to have a one-time opportunity to exchange restricted stock for new restricted stock equal to 75% of the number of shares surrendered for exchange and (ii) to allow for the issuance of an additional 250,000 shares. In order to be issued Restricted Shares, a grantee must purchase an equal number of shares of Common Stock at market price ("Qualifying Shares"). Restricted Shares vest five years after the date of grant, provided the following conditions are satisfied: (i) the grantee remains employed by the Company or one of its subsidiaries until at least three years from the date of grant; (ii) the grantee does not resign from the Company and its subsidiaries, and is not terminated for cause, before the vesting date; and (iii) the market price of the Common Stock on the vesting date is at least 40% greater than on the date of grant. If the market price has increased at least 40% but less than 50%, 25% of the Restricted Shares vest, if the increase is at least 50% but less than 61%, 50% vest, and if the market price increases at least 61%, 100% vest. In 1997, Mr. Greenberg was issued 8,615 Restricted Shares at a base price of $23.22. In 1999, Mr. Greenberg exchanged 8,615 Restricted Shares for 6,461 Restricted Shares pursuant to the exchange offer described above with a vesting base price of $13.25 per share. Pursuant to his employment agreement, Mr. King purchased 250,000 Qualifying Shares at $11.00 per share and was issued 250,000 Restricted Shares in 1999.

   Employees' Retirement and Savings Plan. The Company makes annual contributions to the Highlands Insurance Group Employees' Retirement and Savings Plan (the "Retirement Plan") for the benefit of qualified employees. The amount of each year's contribution, if any, is determined by the Board of Directors of the Company in its discretion. Before-tax contributions up to 6% of compensation are matched by the Company at a 50% rate under the Retirement Plan. Matching contributions by the Company to executive officers under the Retirement Plan for 2000, 1999 and 1998 are set forth in the Summary Compensation Table. It is not possible to estimate the amount of benefits payable at retirement under the Retirement Plan to Messrs. King, Cowley, Bachand, Kibblehouse and Greenberg because of some or all of the following:
(i) amounts contributed in the future will be contingent on future discretionary contributions by the Company as well as contribution levels of the participant; (ii) earnings on trust fund assets will vary; (iii) trust fund assets may appreciate or depreciate in value; (iv) the compensation of the individual may vary; (v) age at date of retirement may vary; and (vi) the Retirement Plan may be changed or discontinued.

   Employment Contracts. During 1999, the Company entered into an Employment Agreement with Willis T. King, Jr., under which Mr. King became and serves as Chairman and Chief Executive Officer of the Company. The period of Mr. King's employment will end pursuant to the Employment Agreement, as amended, no earlier than June 1, 2002, unless his employment is terminated prior to such date pursuant to the terms of his Employment Agreement. Under the terms of the Employment Agreement, as amended, Mr. King is paid an annual salary which is $480,000 for 2001, and an annual bonus of up to 150% of annual salary but no less than $210,000 for 1999 and 2000, to be determined by the Board of Directors of the Company. The Company also granted Mr. King options to purchase 150,000 shares of Common Stock at an exercise price of $11.00 per share, which was the closing price of the Common Stock on the New York Stock Exchange on the date of the Employment Agreement. Mr. King purchased $5 million of Common Stock of the Company at a price of $11.00 per share. Mr. King also received 250,000 shares of Restricted Shares under the Restricted Stock Plan, with a base price of $11.00 per share.

   In 2000, the Company entered into an Employment Agreement with John W. Cowley, under which Mr. Cowley became and serves as President and Chief Operating Officer of the Company. The period of Mr. Cowley's employment will end pursuant to the Employment Agreement, as amended, no earlier than January 1, 2004, unless his employment is terminated prior to such date pursuant to the terms of his Employment Agreement. Under the terms of the Employment Agreement, Mr. Cowley is paid an annual salary which is $350,000 for 2001, and an annual bonus of up to 75% based on the performance of the Company as measured by the achievement of specified performance objectives determined by the Chief Executive Officer of the Company in his sole discretion. The Company also granted Mr. Cowley options to purchase 50,000 shares of Common Stock at an exercise price of $8.13 per share, which was the closing price of the Common Stock on the New York Stock Exchange on the date the options were issued.

   In 1996, the Company entered into a three-year Employment Agreement with Richard M. Haverland, an investor in and consultant to IP, under which Mr. Haverland served as Chairman and Chief Executive Officer of the Company. Under the terms of the Employment Agreement, Mr. Haverland was paid an annual salary of $525,000, and for 1996 and 1997, an annual bonus of no less than $250,000, to be determined by the Board of Directors of the Company. Pursuant to the Employment Agreement, the Company granted Mr. Haverland options to purchase 300,000 shares of Common Stock at an exercise price of $14.69 per share. Pursuant to the Employment Agreement, the Company sold to Mr. Haverland (i) $2,100,000 in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005, together with Series A and Series B Common Stock Warrants and (ii) Management Debentures, together with Common Stock Subscription Warrants, Series A-2 and Common Stock Subscription Warrants, Series B-2 in exchange for a promissory note in the principal amount of $2,100,000. Such promissory note is without personal recourse and is secured by a pledge of the Management Securities purchased thereby. See "Certain Relationships and Related Transactions."

   In 1993, Mr. Kibblehouse and a predecessor of the Company entered into an employment agreement under which Mr. Kibblehouse's employment with the Company may only be terminated either for cause or with 60 days notice. If Mr. Kibblehouse's employment is terminated by the Company for other than cause, he is entitled to a severance payment equal to four months of his annual salary at the time of termination.

   Retention Agreements. In 2001, the Board of Directors, with the recommendation of the Special Committee, approved the Company's offer of Retention Agreements to the Company's executive officers and certain key employees (each an "Executive"). The purpose of the Retention Agreements is to provide and incentive to Executives to continue to manage the business of the Company and represent and protect the interests of the Company's shareholders during and in connection with the Company's exploration of the possibility of engaging in a Transaction. The Company has entered into Retention Agreements with Messrs. King, Cowley, Bachand and Kibblehouse, among others. Under the terms of the Retention Agreements, each Executive was paid on September 30, 2001, and will be paid on each of March 31, 2002, the closing date of a qualifying Transaction and the date 180 days after the closing date of a qualifying Transaction an amount equal to 25% of a multiple of the sum of their 2001 base annual compensation and the average of their annual cash bonuses paid in 1999 and 2000 (the "Base Amount"), provided the Executive is employed by the Company on the payment date. The employment condition does not apply to the payment due 180 days after the closing date of a qualifying Transaction if the Executive is discharged (other than for cause) or resigns for good reason after the closing date of a qualifying Transaction. If the Executive is discharged (other than for cause) or resigns for good reason after the Company enters an agreement, or announces an intention, to participate in a qualifying Transaction, the Company is required to pay the Executive all payments provided for in the Retention Agreement. The payment due on March 31, 2002 will be accelerated to the closing date of a qualifying Transaction if the closing date occurs before such payment date. In addition, if the Executive is discharged (other than for cause) or resigns for good reason within 180 days after the Company closes a qualifying Transaction or enters an agreement, or announces an intention, to participate in a qualifying Transaction, the Company is required to continue for a number of years equal to the Executive's Retention Agreement multiple the Executive's life, medical, dental, health, accident and disability insurance and other benefits, including retirement plan benefits, vest Executive's interest under all of the Company's long-term incentive plans and options to purchase the Company's Common Stock and Restricted Shares, and remove any restrictions on Restricted Shares. The Base Amount and multiple under the Retention Agreement with Willis
T. King, Jr. are $585,000.00 and 2.5 respectively, under the Retention Agreement with John W. Cowley are $350,000.00 and 1.9 respectively, under the Retention Agreement with Charles J. Bachand are $269,002.00 and 1.9 respectively, and under the Retention Agreement with Stephen L. Kibblehouse are $225,878.00 and 1.9 respectively.

Report of the Compensation Committee

   Compensation Philosophy. The Company applies a consistent philosophy for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve these objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

   The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same two principles applicable to compensation decisions for all employees of the Company.

  . The Company pays competitively.

  . The Company pays for sustained performance.

   The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company will regularly compare its pay practices with those of other regional companies and set its pay parameters based on this review.

   Executive officers and senior managers are rewarded based upon corporate performance or business unit performance and individual performance. Corporate performance and business unit performance are primarily evaluated by determining the extent to which annually established accident year combined operating ratios are met. Individual performance is evaluated by reviewing performance against set objectives and goals and the degree to which Company values are fostered.

   Compensation Vehicles. The Company's compensation program consists of cash and equity based compensation. The Company believes that having such a compensation program allows the Company to attract and retain key employees, which in turn permits the Company to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. The Company's principal compensation vehicles are as follows:

   Cash-based Compensation-Salary and Bonus. The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. The Company performs an assessment of individual positions in an effort to identify appropriate market salary ranges for all positions. Ranges for officer positions are established based on competitive market data. These ranges allow an officer to be placed above or below the midpoint according to that officer's overall performance. As described above, overall individual performance is measured against the achievement of specific goals, including profitability goals for those individuals controlling key profit centers.

   Equity-based Compensation Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The program utilizes vesting periods to encourage key employees to continue in the employ of the Company and thereby acts as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective. The Company grants stock options to a broad-based group.

   In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations are the "grant value" of the award and the expected or actual performance of the officer measured against the same performance criteria described above under "Cash-based Compensation" which is used to determine salary and bonus. In addition to considering the grant value and the officer's performance, the Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

   On February 22, 1999, the Stock Option Plan was amended so that each employee was given the one-time opportunity to exchange his or her stock options for Performance-Based Stock Options exercisable for 75% of the shares covered by the options surrendered for exchange. The Performance-Based Stock Options will fully vest three years after issuance, with intermediate vesting subject to the Company's meeting certain combined ratio goals. The exercise price of Performance-Based Stock Options was 100% of the fair market value of the Company's common stock on the date the options were issued. The Committee amended the Plan to allow for the exchange because it believed that the options of many employees prior to the exchange did not provide meaningful incentives.

   Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The

Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code (the "Code").

   CEO Compensation. Willis T. King has been Chief Executive Officer and Chairman of the Company since June 1, 1999. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. King's 2000 compensation. In setting both the cash-based and the equity based elements of Mr. King's overall compensation, the Compensation Committee made an overall assessment of Mr. King's ability to lead the Company in reaching its long-term strategic and business goals.

                                          COMPENSATION COMMITTEE

                                          Robert A. Spass (Chairman)
                                          Philip J. Hawk
                                          W. Bernard Pieper
                                          Rufus J. Williams, III

                               Performance Graph

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
               OF HIGHLANDS INSURANCE GROUP, INC., S&P 500 INDEX
                  AND S&P INSURANCE (PROPERTY-CASUALTY) INDEX

   Set forth below is a line graph comparing cumulative stockholder return from January 12, 1996 to December 31, 2000 on the Common Stock, based on the market price of the Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Property-Casualty) Index:



                              [Performance Graph]

                                                             December 31,
                                           January 12, ------------------------
                                              1996*    1996 1997 1998 1999 2000
                                           ----------- ---- ---- ---- ---- ----
Highlands Insurance Group, Inc............     100      96  134   62   45   43
                                               ---
S&P 500...................................     100     123  164  211  255  132
                                               ---
S&P Insurance (Property-Casualty).........     100     122  177  164  123  191
                                               ---

--------
* Total assumes $100 invested on January 12, 1996 in Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property-Casualty) Index, including reinvestment of dividends with respect to the two indices. The Company has not paid dividends on common stock since January 1996.

Report of the Audit Committee

   The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

   Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Robert W. Shower (Chairman)
                                          Philip J. Hawk
                                          W. Bernard Pieper
                                          Rufus J. Williams, III

   Neither the Compensation Committee Report, the Audit Committee Report nor the Performance Graph will be deemed incorporated by reference into any other filing, absent an express reference thereto.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In January 1996, when the Company's shares were distributed as a dividend to the shareholders of its then parent, Halliburton Company, Richard M. Haverland and Charles J. Bachand acquired, respectively, $2.1 million and $190,000 in principal amount of the Debentures, together with Warrants.

   In addition, the Company issued to Mr. Haverland and Mr. Bachand, respectively, an additional $2.1 million and $190,000 in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005, Series 2 (the "Management Debentures") together with detachable Common Stock Subscription Warrants, Series A-2 and Series B-2 (the "Management Warrants," and collectively with the Management Debentures, the "Management Securities"). The Series B-2 Warrants, which will never become exercisable since the market price of the Company's Common Stock did not meet required levels, expire on December 31, 2005.

   The Management Securities contain terms and provisions substantially similar to the Debentures and the Warrants.

   The Management Securities were issued pursuant to a Purchase, Redemption and Bonus Agreement (the "Purchase Agreement") among the Company, Messrs. Haverland and Bachand and members of the then management of the Company. The consideration paid by Messrs. Haverland and Bachand for the Management

Securities consists of individual promissory notes (each, a "Note" and, collectively, the "Notes") in the principal amounts of $2.1 million and $190,000, respectively, made by Messrs. Haverland and Bachand, without personal liability and secured by a pledge of the Management Securities. The Notes have a term of five years and bear interest at a rate of 10%, payable annually on the anniversary date of their issuance. The Notes may be prepaid at any time without penalty. As of October 24, 2001, the principal amount outstanding of Mr. Haverland's Note was $2.0 million and of Mr. Bachand's Note was $190,000.

   Assuming conversion and exercise of the Debentures, Management Debentures, Warrants and Management Warrants, Messrs. Haverland and Bachand will acquire, respectively, 825,285 and 72,590 shares of Common Stock, representing on a fully diluted basis, respectively 5.9% and 0.5% of the outstanding Common Stock.

                    ITEM 2--RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors of the Company has appointed KPMG LLP ("KPMG") as independent certified public accountants for the Company and it subsidiaries for 2001. Such appointment is being submitted to the stockholders for ratification at the Meeting. Although the submission of this matter to the stockholders is not required, the Board of Directors will reconsider its selection of independent certified public accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of shares of Common Stock represented at the meeting in person or by proxy.

   It is expected that representatives of KPMG will be present at the Meeting with an opportunity to make a statement should they desire to do so and to respond to appropriate questions from stockholders.

   Audit Fees. The aggregate fees billed to the Company by KPMG in connection with the audit of the Company's annual financial statements for the year ended December 31, 2000 and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the year ended December 31, 2000 totaled $860,000.

   Financial Information Systems Design and Implementation Fees. The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

   All Other Fees. Fees billed to the Company by KPMG LLP during the year ended December 31, 2000 for all other non-audit services rendered to the Company, including tax-related services, totaled $88,000.

   The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining KPMG's independence.

   The Board of Directors recommends a vote FOR ratification of the appointment of KPMG as the Company's independent public accounts for 2001.

                              OTHER MEETING ITEMS

   While management has no reason to believe that any other business will be presented at the Meeting, if any other matters should properly come before the Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Securities Exchange Act of 1934 requires that the officers and directors of the Company, as well as persons who own more than 10% of a class of equity securities of the Company, file reports of their ownership of the Company's securities, as well as monthly statements of changes in such ownership, with the Company and the SEC. Based upon written representations received by the Company from its officers, directors and more than 10% stockholders, and the Company's review of the monthly statements of ownership changes filed with the Company by its officers, directors and more than 10% stockholders during 2000, the Company believes that all such filings required during 2000 were made on a timely basis.

                            STOCKHOLDERS' PROPOSALS

   From time to time, stockholders of the Company may submit proposals that they believe should be voted upon at the annual meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's proxy statement and form of proxy for its 2002 Annual Meeting of Stockholders. Any such stockholder proposals must be received by the Secretary of the Company at its executive office at 1000 Lenox Drive, Lawrenceville, New Jersey 08648 on or before December 1, 2001. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement.

   Pursuant to amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders does not notify the Company of such proposal on or before February 15, 2002, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2002 proxy statement.

                                                                     Appendix A

                        Highlands Insurance Group, Inc.

           Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors of Highlands Insurance Group, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal or accounting experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

  Review Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the U.S. Securities and Exchange Commission regulations.

  2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

  3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review material findings prepared by the independent auditors and the internal auditing department together with management's responses.

  4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the AICPA's Statement on Auditing Standard No. 6 (see item 9).

  Independent Auditors

  5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6. Approve the fees and other significant compensation to be paid to the independent auditors.

  7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8. Review the independent auditors' audit plan, including scope, reliance upon management and general audit approach.

  9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

  11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

  12. Review the appointment, performance and replacement of the senior internal audit executive.

  13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  14. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

  Other Audit Committee Responsibilities

  15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

  16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law as the Board deems necessary or appropriate.

  17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY                   HIGHLANDS INSURANCE GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), to be held at the principal executive office of the Company, 1000 Lenox Drive, Lawrenceville, New Jersey on Friday, December 7, 2001, at 10:00 a.m. local time (the "Meeting"), and the Proxy Statement in connection therewith and (2) appoints John W. Cowley and Georgean M. Wardzinski and each of them, as the undersigned's Proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournment(s) or postponement(s) thereof.

  The undersigned hereby revokes any prior proxy given to vote or act with respect to the Common Stock and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them may lawfully do pursuant to this Proxy.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR THE BOARD OF DIRECTORS' NOMINEES FOR CLASS III DIRECTORS, EACH TO SERVE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; (2) FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR 2001; AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.

          (This Proxy must be dated and signed on the reverse side.)
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                          PLEASE MARK        [X]
                                                          YOUR VOTES AS
                                                          INDICATED IN
                                                          THIS EXAMPLE

Item 1. For the election as a Class III director of NOMINEES, 01 Robert A. Spass, 02 Bradley E. Cooper and 03 Rufus J. Williams, III, each to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified:

FOR nominees listed above (except as marked to the contrary) [ ]

WITHHOLD AUTHORITY to vote for nominees listed above [ ]

INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) in the space below:

_________________________________

Item 2. To ratify the appointment of KPMG LLP as independent public accountants for the Company and its subsidiaries for 2001.

                   FOR          AGAINST      ABSTAIN
                   [ ]            [ ]          [ ]


I PLAN TO ATTEND THE MEETING  [ ]

Please sign exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, sign by authorized person.

No postage is required.

SIGNATURE
         ---------------------------------------------------

SIGNATURE

         ---------------------------------------------------

DATE
         ---------------------------------------------------

         PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                          . FOLD AND DETACH HERE .